As filed with the Securities and Exchange Commission on July 30, 2026

Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GoDaddy Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		46-5769934
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
100 S. Mill Ave, Suite 1600 Tempe, Arizona 85281
(Address including zip code of Principal Executive Offices)
GoDaddy Inc. Amended and Restated 2024 Omnibus Incentive Plan
(Full title of the plan)
Aman Bhutani Chief Executive Officer GoDaddy Inc. 100 S. Mill Ave Tempe, Arizona 85281 Telephone: (480) 505-8800
(Telephone number, including area code, of agent for service)

Copy to:
Veronica M. Wissel Esq. Davis Polk & Wardwell, LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by GoDaddy Inc. (the “Registrant”) to register an additional 3,116,000 shares (the “Shares”) of the Registrant’s Class A common stock available for issuance under the GoDaddy Inc. Amended and Restated 2024 Omnibus Incentive Plan (the “Plan”). This Registration Statement is filed in accordance to General Instruction E to Form S-8 and, pursuant to General Instruction E, the Registrant hereby incorporates by reference herein the contents of the Registrant’s Registration Statement on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2024 (Registration No. 333-281199), and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. INCORPORATION BY REFERENCE.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on February 25, 2026 (the “Annual Report”), including the sections of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2026 Annual Meeting of Stockholders, as filed with the Commission on April 24, 2026, incorporated by reference in the Annual Report;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above, including the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as filed with the Commission on May 1, 2026 and July 31, 2026, respectively, and the Registrant’s Current Reports on Form 8-K, as filed with the Commission on June 5, 2026; and
(c) The description of the Registrant’s capital stock included as Exhibit 4.2 to the Annual Report, including any amendment or report filed for purposes of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 8. EXHIBITS.

Exhibit Number	Exhibit Description
4.1
Specimen common stock certificate of GoDaddy Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, filed on March 19, 2015 (File No. 333-196615))

4.2
Third Amended and Restated Bylaws of GoDaddy Inc., dated June 4, 2025 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on June 10, 2025 (File No. 001-36904))

4.3
Restated Certificate of Incorporation of GoDaddy Inc., dated June 4, 2025 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 10, 2025 (File No. 001-36904))

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1
GoDaddy Inc. Amended and Restated 2024 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 5, 2026 (File No. 001-36904))

107	Filing Fee Table (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30 day of July 2026.

GODADDY INC.
By:	/s/ Mark McCaffrey
Name: Mark McCaffrey
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of GoDaddy Inc., hereby severally constitute Aman Bhutani and Mark McCaffrey (with full power to each of them to act alone), and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable GoDaddy Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys-in-fact, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aman Bhutani	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2026
Aman Bhutani
/s/ Mark McCaffrey	Chief Financial Officer (Principal Financial Officer)	July 30, 2026
Mark McCaffrey
/s/ Phontip Palitwanon	Chief Accounting Officer (Principal Accounting Officer)	July 30, 2026
Phontip Palitwanon
/s/ Brian H. Sharples	Chairman of the Board of Directors	July 30, 2026
Brian H. Sharples
/s/ Herald Y. Chen	Director	July 30, 2026
Herald Y. Chen
/s/ Caroline F. Donahue	Director	July 30, 2026
Caroline F. Donahue
/s/ Mark Garrett	Director	July 30, 2026
Mark Garrett
/s/ Graham Smith	Director	July 30, 2026
Graham Smith
/s/ Leah Sweet	Director	July 30, 2026
Leah Sweet

/s/ Srinivas Tallapragada	Director	July 30, 2026
Srinivas Tallapragada
/s/ Sigal Zarmi	Director	July 30, 2026
Sigal Zarmi